U.S. XPRESS ENTERPRISES, INC.

Stock Option Agreement

Under

2002 Stock Incentive Plan

Name

Stock Option Agreement made this 5th day of February, 2004, by and between U.S. Xpress Enterprises, Inc., a Nevada corporation (hereinafter referred to as the "Company"), and ________________, an employee of the Company (hereinafter referred to as the "Optionee");

W I T N E S S E T H:

WHEREAS, the shareholders of the Company approved the 2002 Stock Incentive Plan (hereinafter referred to as the "Plan") effective April 9, 2002, for the purpose of providing an incentive to key management employees of the Company to remain with the Company and to develop and maintain a significant long-term ownership position in the common stock of the Company; and

WHEREAS, the Company desires to grant to the Optionee the option(s) to purchase the Company's common stock described herein; and

WHEREAS, the Optionee desires to accept such grant.

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, for other good and valuable consideration, and subject to the terms and conditions of the Plan (a copy of which is attached hereto) which are hereby incorporated by reference, the parties hereto hereby agree as follows:

1.  Administration. The Compensation Committee of the Board of Directors of the Company ("Committee") shall administer the Plan, grant stock options and other awards under the Plan, construe and interpret the Plan, establish rules and regulations and perform all other acts as it believes reasonable and proper. Sh ould the Company not have a Compensation Committee, the full Board of Directors shall have the responsibilities and powers of administration granted to the Committee hereunder. An option may be canceled if an Optionee violates the terms of either this Stock Option Agreement or the Plan or acts in a manner which the Committee determines to be inimical to the best interest of the Company. Any decision made, or action taken, by the Committee shall be final, conclusive and binding on all parties to this Agreement.

2.  Grant of Incentive Stock Option. Effective ____________,  20___, the Committee hereby irrevocably grants to the Optionee the right and option (hereinafter referred to as the "ISO Option") to purchase from the Compa ny _____ shares of the Company's common stock, par value $0.01 per share, as an incentive stock option (as defined in Section 422 of the Internal Revenue Code) (hereinafter referred to as the "ISO Optioned Stock"), subject to the terms and conditions hereinafter set forth.

3.  Grant of Non-ISO Stock Option. Effective N/A , 19 , the Committee hereby irrevocably grants to the Optionee the right and opti on (hereinafter referred to as the "Non-ISO Option") to purchase from the Company N/A shares of the Company's common stock, par value $0.01 per share, as a nonstatutory stock option (hereinafter referred to as the "Non-ISO Optioned Stock"), subject to the terms and conditions hereinafter set forth.

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4.  Purchase Price. The purchase price of the ISO Optioned Stock shall be $ 13.90 per share (hereinafter referred to as the "ISO Option Price"), and the purchase price of the Non-ISO Optioned Stock shall be $ N/A per share (hereinafter referred to as the "Non-ISO Option Price").

5.  Time and Manner of Exercise. (a) Subject to the other provisions of this Agreement, both the ISO Option and the Non-ISO Option shall become exercisable as to the percentage of the aggregate number of shares covered by each such option on and after each of the following dates during the term of each such option as follows:

1/3 ( ) shares	on or after
1/3 ( ) shares	on or after
1/3 ( ) shares	on or after

To the extent not previously exercised in accordance with the terms of this Agreement, both the ISO Option and the Non-ISO Option shall expire as of 11:59 p.m., Eastern Time, on the tenth (10th) anniversary of the date of this Agreement. Notwithstanding the foregoing, both the ISO Option and the Non-ISO Option shall immediately become exercisable as to 100% of the aggregate number of shares covered by each such option upon the occurrence of any Change in Control of the Company (as defined in Paragraph 16 of the Plan).

(b)  A minimum of 100 shares, or such lesser number as is exercisable if less than 100 shares are exercisable, may be purchased by the Optionee from the Company at any one time under either the ISO Option or the Non-ISO Option (as applicable).

(c)   Except as provided in Section 7 hereof, neither the ISO Option nor the Non-ISO Option may be exercised unless the Optionee is an employee of the Company, as provided in Section 11 hereof, at the time of exercise. Neither the Optionee nor his heirs, legatees, distributees, or legal representatives of his estate shall have any rights of a stockholder with respect to the ISO Optioned Stock or the Non-ISO Optioned Stock (as applicable) unless and until certificates for such shares have been issued upon the exercise of the ISO Option or the Non-ISO Option. Unless otherwise provided herein, no adjustment s shall be made for dividends or other rights for which the record date is prior to the date of exercise of the applicable option.

6.   Anti-Assignment Provision. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and the successors and assigns of the Company and its subsidiaries. However, except as may be approved by the Committee where such approval will not adversely affect compliance of the Plan with Rule 16b-3 under the Exchange Act, neither the ISO Option nor the Non-ISO Option shall be transferable by the Optionee otherwise than (i) by will or the laws of descent and distribution or (ii) pur suant to a "qualified domestic relations order" (as defined in Section 414(p) of the Internal Revenue Code or in

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Title I of ERISA), and each such option shall be exercisable, during the Optionee's lifetime, only by him (or pursuant to the terms of any such qualified domestic relations order). More particularly (but without limiting the generality of the foregoing), neither the ISO Option nor the Non-ISO Option may be assigned, transferred, pledged, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except as otherwise permitted in this Section 6) including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner. In the event of any unapproved attempted assignment, transfer, pledge, hypothecation or other disposition of any ISO Option or Non-ISO Option contrary to the provisions hereof, or the levy of any attachmen t or similar process upon such option, such option shall automatically become null and void. Any transfer of an ISO Option or Non-ISO Option approved by the Committee shall cause the transferee to be treated as the "Optionee" for all purposes of the Plan unless the Committee directs otherwise.

7.   Termination of Employment. In the event an Optionee shall cease to be employed by the Company, in accordance with Section 11 hereof, while holding one or more stock options (including both ISO Options and Non-ISO Options), each option held shall immediately become fully vested (to the extent such option has not already vested in accordance with Section 5(a)) if such termination of employment is due to the Optionee's death, disability (determined in accordance with Paragraph 11 of the Plan) or Retirement or Early Retirement (each as defined in Paragraph 16 of the Plan). All vested (as well as any non-vested) options shall expire at the earlier of the expiration of such option's term or the following:

(i)   One year after termination due to Retirement or Early Retirement;

(ii)   One year after termination due to disability, as determined by the Committee in accordance with Paragraph 11 of the Plan and in a manner not inconsistent with any requirements of the Internal Revenue Code or Treasury Regulations;

(iii)   One year after the Optionee's death; or

(iv)   Ninety (90) days following the date of termination if due to any other reasons.

    In the event of death following termination of employment while any portion of the ISO Option and/or the Non-ISO Option (as applicable) remains exercisable, the Committee, in its discretion, may provide for an extension of the exercise period of up to one year after the Optionee's death but not beyond the expiration of the term of any such option.

    None of the provisions of this Section 7 shall be considered as permitting the exercise of either the ISO Option or the Non-ISO Option (as applicable), or any part thereof, at any time after 10 years from the date of this Agreement.

8.   Method of Exercise. Subject to the other provisions of this Agreement, both the ISO Option and the Non-ISO Option may be exercised, in whole or in part, by written notice of such exercise to the Chief Financial Officer of the Company accompanied by cash or a check payable to the Company in the full amount of the aggregate ISO Option Price and/or Non-ISO Option Price for the ISO Optioned Stock and/or the Non-ISO Optioned Stock (as applicable) then being purchased.

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Alternatively, payment of the exercise price for either such option may be made (in accordance with such procedures and limitations as the Committee may deem appropriate) by means of either a "Qualified Cashless Exercise" (which will preserve the tax benefits applicable to an ISO Option) or a "Non-Qualified Cashless Exercise." For a "Qualified Cashless Exercise," payment may be made: (i) with shares of common stock of the Company owned by the Optionee having a fair market value (determined under Paragraph 17(j) of the Plan) on the date of exercise at least equal to the aggregate ISO Option Price and/or Non-ISO Option Price (as applicable) of the stock then being purchased, provided that such tendered shares have been owned by the Optionee for at least as long as the ISO Holding Period (as defined in Section 9 hereof); or (ii) with a combination of such common stock and cash equal to the aggregate ISO Option Price and/or Non-ISO Option Price (as applicable) of the stock then being purchased.

If the Optionee elects a "Non-Qualified Cashless Exercise" with respect to some or all of the shares subject to an option, the Optionee will receive a number of shares of common stock with a fair market value (as defined in Paragraph 16 of the Plan) equal to the difference between the aggregate ISO Option Price or Non-ISO Option Price (as applicable) and the aggregate fair market value (in accordance with Paragraph 16 of the Plan) for the number of shares covered by the cashless exercise decision, less all applicable taxes to be withheld in accordance with Paragraph 17(f) of the Plan. If the Optionee chooses to make a Non-Qualified Cashless Exercise of an ISO Option, such exercise shall be treated for all purposes under the Plan as if it were an exercise of a Non-IS O Option.

9.  Disposal of ISO Option Shares. Any Optionee who disposes of shares of common stock acquired on the exercise of an ISO Option by sale or exchange either (i) within two years after the date of the grant of the ISO Option under which the stock was acquired or (ii) within one year after the acquisition of such shares ((i) and (ii), collectively, the "ISO Holding Period") shall notify the Company of such disposition and of the amount realized upon such disposition.

10.    Adjustment in Number of Shares of Optioned Stock and Option Price. The Committee shall make appropriate and equitable adjustments, so as to preserve the economic value of the Award to the Optionee, in the number and kind of shares of ISO Optioned Stock and/or Non-ISO Optioned Stock (as applicable) with respect to any unexercised portion of both the ISO Option and the Non-ISO Option in the event of any stock split, reverse stock split, stock dividend, split-up, split-off, or spin-off transaction a ffecting the Common Shares of the Company. In the event of any recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, a Change in Control (as defined in Paragraph 16 of the Plan), any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine that such event equitably requires, the Committee may make an adjustment to outstanding options similar to that described in the preceding sentence (which adjustment shall be made in the case of any event which has an economic effect on outstanding Awards equivalent to that of any of the transactions described in the preceding sentence).

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Similarly, in case of any such mandatory or discretionary adjustment regarding the shares subject to any option, the ISO Option Price and/or the Non-ISO Option Price (as applicable) with respect to the unexercised portion of any such option shall be appropriately adjusted. In any such event, no fractional share of common stock shall be issued upon the exercise of any ISO Option or Non-ISO Option, and the applicable option price shall be appropriately adjusted to reflect the non-issuance of any fractional share; further, the minimum number of full shares which may be purchased upon such exercise pursuant to Section 5(b) hereof shall be adjusted proportionately. Any such adjustments made by the Committee shall be final and binding upon the Optionee, the Company and ot her interested parties.

11.  Employment. As used herein, the term "employment" shall mean the employment or performance of services by an individual for the Company or any of its Affiliates (as defined in the Plan) and for an employer other than the Company or its Affiliates, provided that (i) such employment or performance of services is undertaken by the individual at the request of the Company, (ii) immediately prior to undertaking such employment or performance of services, the individual was employed by or performing services for the Company or its Affiliates and (iii) such employment or performance of services is in the best interest of the Company and is approved by the Committee as such.

Any such transfer of the Optionee from employment by the Company to an Affiliate of the Company (as defined in the Plan) or from employment by an Affiliate to the Company shall not be deemed to be a termination of employment for purposes of this Agreement.

It shall not be considered a termination of employment when an Optionee is placed by the Company on military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Optionee. In case of such a leave of absence, the employment relationship shall be continued until the later of the date when such leave equals ninety days or the date when the Optionee's right to reemployment with the Company shall no longer be guaranteed either by statute or contract.

            12.  No Right to Continued Employment. It is understood that this Agreement shall not be construed as an agreement or commitment by the Company or any subsidiary or Affiliate to employ the Optionee during the term of the ISO Option and/or the Non-ISO Option or for any fixed period of time.

13.   Withholding. Upon the exercise of either the ISO Option or the Non-ISO Option, the Company shall not deliver or otherwise make shares of common stock available to the Optionee or his beneficiary or representative until the Company has received from the applicable party, in cash or any other form acceptable to the Committee, the amount necessary to enable the Company to remit to the appropriate government entity on behalf of the applicable party the amount required to be withheld for taxes with res pect to such transaction in accordance with Paragraph 17(f) of the Plan.

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14.  Availability of Shares; Payment of Expenses. The Company shall at all times during the term of the ISO Option and/or the Non-ISO Option, reserve and keep available such number of shares of common stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all fees and expenses necessarily incurred by the Company in connection with the issue of shares pursuant hereto and will use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Com pany, shall be applicable.

15.  Governing Law. This Option Agreement has been entered into pursuant to and shall be governed by the laws of the State of Tennessee.

16.   Gender and Number. Any use of the masculine includes the feminine and the neuter; and any use of the singular includes the plural, whenever such meanings are appropriate.

17.  Headings and Definitions. The headings appearing at the beginning of each Section in this Agreement are intended only as an index and are not to be construed to vary the meaning of the provision to which they refer. Any capitalized terms used but not defined herein shall have the meanings assigned to such terms in Paragraph 16 of the Plan.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Optionee and the Company has caused this Agreement to be duly executed by its officers thereunto duly authorized on the date and year above written.

ATTEST:	U.S. XPRESS ENTERPRISES, INC.

_________________________________	By ________________________________
Title _______________________________

___________________________________
OPTIONEE
Social Security No.:___________________

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